Exhibit 10.2

                              TERMINATION AGREEMENT

         This Termination Agreement (this "Agreement") is dated as of this ____ day of September, 2003 between General Media Communications, Inc., a New York corporation ("GMCI"), GMCI Internet Operations, Inc., a New York corporation ("Internet Operations"), and General Media Entertainment, Inc. ("Entertainment," and, together with GMCI and Internet Operations, "General Media") and Penthouse Financial, LLC, ("Financial").

1. On or about January 6, 2003 Metropolitan Lumber, Hardware and Building Supplies, Inc., a New York corporation ("MLH") disbursed the proceeds of a $1,000,000 loan (the "Loan") made to General Media International, Inc., a New York corporation ("GMII") to General Media, Inc. a New York corporation ("GMI").

2. GMII owns a majority of the outstanding common stock of Penthouse International, Inc. a Florida corporation ("PII"), PII owns a majority of the outstanding common stock of GMI and GMI directly or indirectly owns 100% of each of GMCI, Internet Operations and Entertainment.

3. On or about January 10, 2003, Vector Partners, LLC, a Nevada limited liability company and affiliate of Financial ("Vector"), repaid MLH and became entitled to collect the Loan from GMII.

4. On or about May 21, 2003, Financial executed and delivered a Trademark Licensing and Website Management Agreement reciting an effective date of March 31, 2003 (the "Website Agreement") to General Media.

5. Part of the Website Agreement recited that Financial was the assignee of the Loan (misidentifying General Media as the Borrower) and that Financial would pay a non-refundable licensing fee of $1,000,000 to General Media by forgiving the Loan.

6. A promissory note was also prepared payable to Vector, further misidentifying the obligor as PII.

7. General Media has taken the position that forgiveness of the Loan would not represent lawful consideration for the licensing fee acceptable to General Media or PII.

8. Under the Website Agreement, no part of the $1,000,000 would be refundable to Financial if the Website Agreement was terminated.

9. General Media, Financial, and their respective affiliates have stated that they have expended substantial sums in an effort to modify the Website Agreement and preparing and attempting to perform.

10. The parties, subject to the conditions set forth below, want to terminate the Website Agreement and return to the status quo prior to the delivery of the Website Agreement in order to avoid the expense and delay of possible litigation.

         NOW, THEREFORE, for good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

         1. Termination.

                  Subject to the due execution and delivery of the promissory note by GMII in the form annexed hereto as Exhibit A (the "Note") and the release of PII by Financial in the form annexed hereto as Exhibit B ("PII Release") the parties agree to terminate the Website Agreement as of the date of this Agreement.

         2. Reserved.

         3. Representations of Financial. Financial represents, warrants and agrees as follows:

                  Authority to Execute and Perform Agreement. This Agreement has been duly executed and delivered by Financial and, assuming due execution and delivery by, and enforceability against, General Media, constitutes the valid and binding obligation of Financial enforceable in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and
         (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). No approval or consent of, or filing with, any governmental or regulatory body, and no approval or consent of, or filing with, any other person is required to be obtained by Financial or in connection with the execution and delivery by Financial of this Agreement and consummation and performance by it of the transactions contemplated hereby.

         4. Representations of GMCI, Internet Operations and Entertainment. GMCI, Internet Operations and Entertainment represent, warrant and agree as follows:

                  Authorization. Each have full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, and to perform all of its obligations hereunder. This Agreement and all other agreements, documents and instruments to be executed in connection herewith have been effectively authorized by all necessary action, corporate or otherwise, on the part of GMCI, Internet Operations and Entertainment, which authorizations remain in full force and effect, have been duly executed and delivered by GMCI, Internet Operations and Entertainment, and no other corporate proceedings on the part of GMCI, Internet Operations and Entertainment are required to authorize this Agreement and the transactions contemplated hereby, except as specifically set forth herein. This Agreement constitutes the legal, valid and binding obligation of GMCI, Internet Operations and Entertainment and is enforceable with respect to GMCI, Internet Operations and Entertainment in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws of court decisions relating to or affecting generally the enforcements of creditors' rights or affecting generally the availability of equitable remedies. No authorization, consent or approval of any public body of authority or any third party is necessary for the consummation by GMCI, Internet Operations and Entertainment of the transactions contemplated by this Agreement.

         5. No Admission. The parties agree that the execution of this Agreement is not an admission by any of them of liability with respect to damages, and is also not an admission of the truth or accuracy of any recital herein.

         6. Termination of Rights.

                  6.1 Cessation of Licensed Activities. Financial shall immediately cease to engage in any Licensed Activities defined in the Website Agreement and shall not directly or indirectly, represent to the public or hold itself out as a present or former licensee of General Media or any of General Media's affiliates.

                  6.2 Cessation of Use of Intellectual Property and Licensed Materials. Financial shall immediately and permanently cease to use, in any manner whatsoever the Marks, the Penthouse(C) Content (each as defined in the Website Agreement) and any confidential methods, procedures and/or techniques associated with the Penthouse(C) Websites (as defined in the Website Agreement) and distinctive forms, slogans, signs, symbols and devices associated with the Penthouse(C) Websites.

                  6.3 Cancellation of Assumed Names. Financial shall not adopt and shall take such action as may be necessary, including but not limited to amendment of its charter, to change its corporate name to eliminate the word "PENTHOUSE" or any other Marks and to cancel any assumed name or similar registration of Financial which contains the word "PENTHOUSE" or any other Marks, and shall furnish evidence satisfactory to General Media of compliance with this obligation within five (5) days after the execution of this Agreement.

                  6.4 Avoidance of Confusingly Similar Marks. Financial agrees, in the event it continues to operate or subsequently begins to operate any business, not to use any reproduction, counterfeit, copy, or colorable imitation of the Marks, in connection with such other business or the promotion thereof, that is likely to cause confusion, mistake, or deception, or that is likely to dilute General Media or its affiliates rights in and to the Marks and further agrees not to use any designation, of origin or description or representation that falsely suggests or represents and association or connection with General Media.

                  6.5 Return of Licensed Materials. Financial shall promptly return to General Media any Penthouse(C) Content (as defined in the Website Agreement) or other confidential or proprietary materials in its possession.

         7. Miscellaneous Provisions.

                  7.1 Severability. In the event that any provision of this Agreement is found to be illegal or unenforceable by any court or tribunal of competent jurisdiction, then to the extent that such provision may be made enforceable by amendment to or modification thereof, the Parties agree to make such amendment or modification so that the same shall be made valid and enforceable to the fullest extent permissible under existing law and public policies in the jurisdiction where enforcement is sought, and in the event that the Parties cannot so agree, such provision shall be modified by such court or tribunal to conform, to the fullest extent permissible under applicable law, to the intent of the Parties in a valid and enforceable manner, if possible and if not possible, then be stricken entirely from the Agreement by such court or tribunal and the remainder of this Agreement shall remain binding on the parties hereto.

                  7.2 Amendment. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by the party or parties to be bound thereby.

                  7.3 Governing Law. This Agreement shall be interpreted, construed, governed and enforced according to the internal laws of the State of New York without regard to conflict or choice of law principles of New York or any other jurisdiction. This Agreement shall be executed in New York and is intended to be performed in New York. In the event of litigation arising out of this Agreement, the parties hereto consent to the personal jurisdiction of the State of New York, and agree to exclusively litigate said actions.

                  7.4 No Waiver. If any party to this Agreement fails to, or elects not to enforce any right or remedy to which it may be entitled hereunder or by law, such right or remedy shall not be waived, nor shall such nonaction be construed to confer a waiver as to any continued or future acts, nor shall any other right or remedy be waived as a result thereof. No right under this Agreement shall be waived except as evidenced by a written document signed by the party waiving such right, and any such waiver shall apply only to the act or acts expressly waived in said document.

                  7.5 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart will, for all purposes, be deemed an original instrument, but all such counterparts together will constitute but one and the same Agreement.

                  7.6 Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and upon their respective heirs, successors, assigns and legal representatives.

                  7.7 Counsel. Each of the parties hereto represents that it, she or he has consulted legal counsel in connection with this Agreement, or has been given full opportunity to review this Agreement with counsel of his, her or its choice prior to execution thereof and has elected not to seek such counsel. The parties hereto waive all claims that they were not adequately represented in connection with the negotiation, drafting and execution of this Agreement. Each party further agrees to bear its own costs and expenses, including attorneys' fees, in connection with the Action and this Agreement. If any Party initiates any legal action arising out of or in connection with enforcement of this Agreement, the prevailing Party in such legal action shall be entitled to recover from the other Party all reasonable attorneys' fees, expert witness fees and expenses incurred by the prevailing Party in connection therewith.

                  7.8 Notices. All notices or other communications which either of the parties is required or may desire to serve upon the other party, or advise the other party of, arising out of or in connection with or relating to this Agreement shall, unless specifically provided herein to the contrary, be in writing and shall be deemed to have been duly given on the date of service if delivered (a) in person and corroborated by a third party or by fax transmission, and, if by fax transmission, such fax transmission shall be sent no later than 5:00 p.m. of a Business Day of the party to whom such notice is sent, provided that personally delivered or faxed notices are also mailed on the same date by overnight Federal Express, UPS next day air, certified or registered mail, with return receipt requested, postage prepaid; or
         (b) seventy-two (72) hours after mailing by United States mail, certified or registered mail, return receipt requested, postage prepaid and property addressed to the respective parties as follows:


                      [BALANCE OF PAGE INTENTIONALLY BLANK]

                  To Financial:        Penthouse Financial, LLC
                                       1518 N. Beverly Drive
                                       Beverly Hills, California 90210
                                       Fax:  (310) 861-5290

                  Copy to:             Corporate Legal Services, LLP
                                       2224 Man Street
                                       Santa Monica, California 90405
                                       Fax:  (310) 396-3290

                  To General Media:    General Media Communications, Inc.
                                       11 Penn Plaza
                                       New York, New York 10001
                                       Fax:  (212) 702-6262

                  Copy to:             Pachulski, Stang, Ziehl, Young, Jones,
                                       Weintraub, P.C.
                                       461 Fifth Avenue, 25th Floor
                                       New York, New York  10017-6234
                                       Fax:  (212) 561-7777
                                       Attn:  Robert Feinstein, Esq.


                  The foregoing names and addresses shall be deemed correct until either party is notified to the contrary.

                  6.9 Entire Agreement. This Agreement and the Exhibits hereto set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, understandings, letters of intent, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party hereto or by any related or unrelated third party. All exhibits attached hereto, and all certificates, documents and other instruments delivered or to be delivered pursuant to the terms hereof are hereby expressly made a part of this Agreement, and all references herein to the terms "this Agreement", "hereunder", "herein", "hereby" or "hereto" shall be deemed to refer to this Agreement and to all such writings.

                  6.10 Successors and Assigns. As used herein the term "the Parties" shall include their respective successors in interest, licensees or assigns.

                  6.11 Documents. At the conclusion of the Action, each Party shall return to the other all documents and papers produced by the other in connection with the Action.

                  6.12 Execution. Each person who signs this Agreement on behalf of a corporate entity represents and warrants that he has full and complete authority to execute this Agreement on behalf of such entity. Each party shall bear the fees and expenses of its counsel and its own out-of-pocket costs in connection with this Agreement.

                  6.13 Captions. The captions appearing in this Agreement are for convenience only, and shall have no effect on the construction or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 GENERAL MEDIA:

                                            General Media Communications, Inc.,
                                                a New York corporation
                                            GMCI Internet Operations, Inc.,
                                                a New York corporation
                                            General Media Entertainment, Inc.,
                                                a New York corporation



                                            By:  /s/ Charles Samel
                                                --------------------------------
                                                Charles Samel
                                                Their:  Executive Vice President

                                 FINANCIAL:

                                            Penthouse Financial, LLC



                                            By: /s/ Jason Galanis
                                                --------------------------------
                                                 Jason Galanis

Exhibit A  -  Promissory Note
Exhibit B  -  PII Release

                                    EXHIBIT A

                                 PROMISSORY NOTE

                                 PROMISSORY NOTE

                                                              New York, New York
                                                             September ___, 2003


         FOR VALUE RECEIVED, General Media International, Inc. (the "Borrower") hereby promises to pay to the order of Vector Partners, LLC, a Nevada limited liability company (the "Lender"), at such place as the Lender may from time to time designate (the "Payment Office"), the sum of One Million Dollars ($1,000,000) (the "Loan"), on January 6, 2004 (the "Maturity Date"), in lawful money of the United States, and to pay interest in like money at such office or place from January 6, 2003 to the date of payment in full of such Loan (whether upon acceleration or otherwise) on the unpaid principal balance of such Loan at a rate per annum of the lesser of twelve percent (12%) or the highest rate permitted by applicable law. Accrued but unpaid interest shall be payable on the Maturity Date and shall be calculated on the basis of actual days elapsed over a 360-day year. This Note is given by Borrower to recognize a loan of $1,000,000 made on January 6, 2003 by wire transfer on Lender's behalf to General Media, Inc. requested by Borrower.

         The Borrower shall have the right to prepay the Loan from time to time in part or at any time in whole, so long as concurrently with the making of any such prepayment the Borrower pays to the Lender all accrued interest on the amount being prepaid.

         If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) if default shall be made in the due and punctual payment of the principal of or interest on any of the Loan when and as the same shall become due and payable (whether upon the Maturity Date, by acceleration or otherwise);

                  (ii) if the Borrower shall be unable to pay its debts generally as they become due; file a petition to take advantage of any bankruptcy or other insolvency act; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statue of the United States of America or any state thereof or Canada, or any province thereof, or any foreign country; or

                  (iii) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or of the whole or any substantial part of its properties, or approve a petition filed against the Borrower seeking liquidation, reorganization or other or other arrangement or similar relief under the bankruptcy laws or any other applicable law or statue of the United States of America or any state thereof or Canada, or any province thereof, or any foreign country; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or of the whole or any substantial part of its properties; or if there is commenced against the Borrower any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of thirty days; or if the Borrower by any act indicates its consent to or approval of any such proceeding or petition;

then, in any such event and at any time thereafter, if such or any other Event of Default shall then be continuing, the Lender may declare the unpaid principal amount of the Loan to be due and payable, and the same, all interest accrued thereon and all other obligations of the Borrower to the Lender hereunder shall immediately become due and payable without presentment, demand, protest or notice of nay kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

         The Borrower hereby waives diligence, demand, presentment, protest and notice of any kind, and assents to extensions of the time of payment, release, surrender or forbearance or other indulgence, without notice. The Borrower agrees to pay all amounts of principal, and interest under this Note without offset, deduction, claim, counterclaim, defense or recoupment, all of which are hereby waived by the Borrower.

         This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the Borrower or any successor or assign of the Borrower, and the lender or any holder hereof.

         In the event the Lender or any holder hereof shall retain or engage an attorney to collect, enforce or protect its interests with respect to this Note, the Borrower shall pay all of the reasonable costs and expenses of such collection, enforcement or protection, including reasonable attorneys' fees, whether or not suit is instituted.

         This Note shall be governed by and construed in accordance with the laws of the State of New York, and shall be binding upon the successors and assigns of the Borrower and inure to the benefit of the Lender and its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

                                                   GENERAL MEDIA
                                                   INTERNATIONAL, INC.



                                                   By:
                                                      --------------------------
                                                      Name:
                                                      Title:

                                    EXHIBIT B


                                   PII RELEASE

                             MUTUAL GENERAL RELEASE

         The undersigned, Financial Partners, LLC, a Nevada limited liability company ("FINANCIAL"), and Penthouse International, Inc. ("PENTHOUSE"), a Florida corporation, for and in consideration of the sum of $10.00, received from or on behalf of Penthouse International, Inc, and received from or on behalf of Financial and assigns of individuals, and the successors and assigns of corporations, wherever the context so admits or requires.

         Each party and his, her or its agents, heirs, beneficiaries, legal representatives, successors and assigns hereby remises, releases, acquits, satisfies, and forever discharges the s the other party of and from all, and all manner of, action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, notes, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands whatsoever, in law or inequity, that said Releasor ever had, now has, or that any personal representative, successor, heir, or assign or Releasor hereafter can, shall, or may have, against releasee, for, upon, or by reason of any matter, cause, or thing whatsoever, up to an including the date of this Release.

         The undersigned Releasor intends that this Release shall apply to Penthouse International, Inc, but not subsidiary corporations, to all of its and their past, present, and future officers, directors, agents, and employees, and their respective heirs and legal representatives, in their capacity with Penthouse International.

         The undersigned hereby waives any claim or right to assert any claim whatsoever, known or unknown, that has been, through oversight or error, intentionally or unintentionally, omitted from this Release.

         This Release shall be binding on all individual parties, their heirs, executors, administrators, and assigns, and all corporate parties, their predecessors, successors, subsidiaries, parents, and assigns.

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. this Agreement and all transactions contemplated hereby shall be governed by, construed and enforced in accordance with the laws of the State of New York. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         This Release expressly includes all persons and legal entities who are or may be liable to the undersigned Releasor as joint debtors of the releasee.

         Dated this 16th day of September, 2003.

         Signed and delivered in the presence of:

                                         FINANCIAL

                                         Penthouse Financial, LLC


                                         By:
                                             -----------------------------------
                                             Manager

                                         PENTHOUSE

                                         Penthouse International, Inc.


                                         By:
                                             -----------------------------------
                                             Charles Samel
                                             Executive Vice President